Exhibit 10.24

AMENDMENT NUMBER I
TO THE
KEYSIGHT TECHNOLOGIES, INC.
2014 DEFERRED COMPENSATION PLAN

The Keysight Technologies, Inc. 2014 Deferred Compensation Plan (the "Plan"), effective August 1, 2014, is hereby amended as follows effective October 24, 2014:
In Appendix A, of the Plan and any accompanying references throughout the Plan, references to the "Vanguard Balance Index Fund - Signal Shares" are deleted in their entirety and replaced with "Vanguard Balanced Index Fund - Admiral Shares".
IN WITNESS WHEREOF, Keysight Technologies, Inc. has caused this Amendment Number 1 to the Plan to be executed in its name and behalf on this 6th day of November, 2014, by its officer thereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.
/s/ Ingrid Estrada
Ingrid Estrada
Senior Vice President of Human Resources
Keysight Technologies, Inc.